Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 11, 1999, relating to the financial statements and financial statement schedule of Object Design, Inc., which appears in Object Design, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
December 14, 1999